UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Item 8.01.Other Events.

On May 31, 2019, Palomar Holdings, Inc. (the "Company" or “Palomar”) issued a press release announcing the successful completion of certain reinsurance programs renewing and incepting at June 1, 2019. A copy of the press release is attached hereto as Exhibit 99.1.

The Company renewed $470 million of its core reinsurance program, inclusive of Torrey Pines Re, Palomar’s catastrophe bond, and purchased $200 million of incremental limit at the top of its reinsurance tower.  Effective June 1, 2019, the Company’s reinsurance program provides for coverage up to $1.05 billion for earthquake events. This incremental limit allows Palomar to maintain cushion above the 1:250 year peak zone probable maximum loss and significantly exceeds simulated losses from any recorded historical event.  As of March 31, 2019, a theoretical earthquake equivalent to the 1994 Northridge or 1906 San Francisco earthquake would generate a gross loss of $669 million or $580 million, respectively.

Other highlights of the placement include:

•The maintenance of a $5.0 million per event retention;

•Prepaid reinstatements on all renewing and new layers where applicable; and

•Cascading limit of $331 million.

Additionally, Palomar successfully completed the inaugural placement of its Specialty Homeowners Facility (“SHF”) to provide quota share and excess of loss reinsurance specifically for its Specialty Homeowners business in Texas, Mississippi and Alabama. The SHF includes the flexibility to cover additional states that Palomar has identified as expansion opportunities.

Palomar’s reinsurance panel currently consists of approximately 80 reinsurers who either have an “A-“ (Excellent) (Outlook Stable) or better financial strength rating from A.M. Best or post collateral.

Item 9.01.Financial Statements and Exhibits.

1

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated May 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	May 31, 2019	/s/ Mac Armstrong
Mac Armstrong
Chief Executive Officer
(Principal Executive Officer)